Exhibit 99.1

DELCATH SYSTEMS BOARD OF DIRECTORS IMPLEMENTS LEADERSHIP TRANSITION PLAN

Jennifer Simpson and Graham Miao Appointed Interim Co-President and Co-Chief Executive Officer; Gabriel Leung Appointed Chairman of the Board of Directors

New York, NY – September 13, 2013 – Delcath Systems, Inc. (NASDAQ: DCTH), a specialty pharmaceutical and medical device company focused on oncology, announced today that the Company’s Board of Directors has implemented a leadership transition plan under which Jennifer Simpson, Ph.D., M.S.N., C.R.N.P., the Company’s current Executive Vice President, Global Head of Business Operations, and Graham Miao, Ph.D., M.S., MBA the Company’s current Executive Vice President and Chief Financial Officer, have been appointed to serve as Interim Co-President and Co-Chief Executive Officers. The employment of Eamonn P. Hobbs as President and Chief Executive Officer with the Company was terminated as of September 10, 2013; Mr. Hobbs has also resigned from the Board of Directors. In addition to her role as Interim Co-President and Co-Chief Executive Officer, Dr. Simpson shall continue to serve as the Company’s Executive Vice President, Global Head of Business Operations. In addition to his role as Interim Co-President and Co-Chief Executive Officer, Dr. Miao shall continue to serve as the Company’s Executive Vice President, Chief Financial Officer.

In addition, under the transition plan, Gabriel Leung has been appointed Chairman of the Board. Mr. Leung has been a member of the Board of Directors since 2011 and brings more than 20 years experience in the oncology pharmaceuticals marketplace to Delcath. He replaces Dr. Harold Koplewicz as Chairman, who remains a member of the Board of Directors. The Board has also appointed a Transition Committee to assist the Board and management with the leadership transition including the search process for the next President and Chief Executive Officer of the Company. This Committee will also assist the Board in its rigorous evaluation of potential strategic options for the Company going forward. The initial members of this committee are current Board members Douglas Watson and Roger Stoll, as well as Dr. Koplewicz and Mr. Leung.

“The Delcath Board of Directors believes these actions are in the best interests of the Company and its shareholders. I look forward to working with the senior management team and the Board Transition Committee as we evaluate our strategy and develop our implementation plan,” said Mr. Leung.

Background on Drs. Simpson and Miao, Mr. Leung

Dr. Simpson joined Delcath in 2012, and has an extensive background in pharmaceutical and oncology product development, clinical trials and global marketing. Prior to her appointment at Delcath, Dr. Simpson served as the Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (a wholly- owned subsidiary of Eli Lilly and Company). In this role, she was responsible for all product commercialization activities and launch preparation for one of the late stage assets. While at ImClone, Dr. Simpson also held various positions of increasing responsibility including serving as the Vice President, Product Champion and the Associate Vice President, Product Champion. Previously, Dr. Simpson

held several leadership positions at Ortho Biotech (now Janssen Biotech), a Pennsylvania-based biotech company that focuses on innovative solutions in immunology, oncology and nephrology. Prior to her time at Ortho Biotech, Dr. Simpson spent over a decade as an oncology-nurse practitioner and educator.

Dr. Miao joined Delcath in 2011 as Executive Vice President and Chief Financial Officer and is a senior financial executive with extensive experience in global business operations, financial planning and analysis, and business development in the United States, Asia and Europe. Previously, he served as Chief of Staff of the Global CFO Organization and member of the Financial Leadership team of Dun & Bradstreet Corporation. Prior to joining Dun & Bradstreet, Dr. Miao was Executive Vice President & CFO of Pagoda Pharmaceuticals—a Shanghai-based specialty pharmaceuticals and medical device company focused in urology and allergy. In addition, Dr. Miao has held various leadership positions, including division CFO roles, with Symrise, Inc., Schering-Plough Corporation and Pharmacia Corporation, and served as a biotech equity analyst with J.P. Morgan.

Mr. Leung joined the Delcath Board of Directors in March 2011, and holds a wealth of experience in successfully gaining regulatory approval for and launching oncology drugs. Mr. Leung previously served as President of the Pharmaceuticals Business at OSI Pharmaceuticals, overseeing its oncology, diabetes and obesity businesses prior to the Company’s acquisition by Astellas Pharma Inc. in June 2010. During his seven years at OSI, Mr. Leung held several senior management positions, led the successful filing of two supplemental New Drug Applications (NDA) for Tarceva(R) (erlotinib) and guided it to one of the most successful launches in the U.S. oncology marketplace. During Mr. Leung’s tenure, OSI’s market capitalization increased from $1.4 billion to approximately $4.0 billion at the time of acquisition. Prior to OSI, Mr. Leung served as Group Vice President, Global Prescription Business & Head of the Global Oncology Franchise for Pharmacia Corporation. At Pharmacia, Mr. Leung served on the CEO’s Corporate Operating Committee, overseeing the global oncology franchise and all oncology clinical development projects and the discovery portfolio strategy that led to four successful ODAC panel recommendations and NDA/sNDA approvals. Previously, Mr. Leung held several leadership positions at Bristol-Myers Squibb. Currently, Mr. Leung serves on the Board of Directors of Albany Molecular Research, Inc., and is Executive Vice Chairman of the Board and Chair of the Global Commercialization Team of Novocure, Ltd., a privately-held oncology medical device company.

About Delcath Systems

Delcath Systems, Inc. is a specialty pharmaceutical and medical device company focused on oncology. Our proprietary drug/device combination product, the Delcath Hepatic Delivery System, is designed to administer high dose chemotherapy and other therapeutic agents to the liver, while controlling the systemic exposure of those agents. The Company’s initial focus is on the treatment of primary and metastatic liver cancers. Outside of the United States, our proprietary product to deliver and filter melphalan hydrochloride is marketed under the trade name Delcath Hepatic CHEMOSAT® Delivery System for melphalan hydrochloride. The Company obtained authorization to affix a CE Mark for the Generation Two CHEMOSAT Delivery System for Melphalan in April 2012. The right to affix the CE mark allows the Company to market and sell the CHEMOSAT Delivery System for Melphalan in Europe. In addition, the Company has initiated plans to investigate the Melblez Kit for primary liver cancer. For more information, please visit the Company’s website at www.delcath.com.

Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. This news release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to: the leadership transition plan and its impact on the Company, the Company’s ability to satisfy the requirements of the FDA’s Complete Response Letter and provide the same in a timely manner, clinical adoption, use and resulting sales, if any, for the CHEMOSAT system to deliver and filter melphalan in Europe, our ability to successfully commercialize the chemosaturation system and the potential of the chemosaturation system as a treatment for patients with primary and metastatic disease in the liver, our ability to obtain reimbursement for the CHEMOSAT system in various markets, the timing and results of future clinical trials including without limitation the HCC trials, approval of the current or future chemosaturation system for delivery and filtration of melphalan, doxorubicin or other chemotherapeutic agents for various indications in the US and/or in foreign markets, actions by the FDA or other foreign regulatory agencies, our ability to successfully enter into strategic partnership and distribution arrangements in foreign markets including Australia and key Asian markets and timing and revenue, if any, of the same, uncertainties relating to the timing and results of research and development projects,, and uncertainties regarding our ability to obtain financial and other resources for any research, development, clinical trials and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

Contact Information:
Investor Contact:	Media Contact:
Michael Polyviou/Patty Eisenhaur	John Carter
EVC Group 212-850-6020/951-316-0577	EVC Group 212-850-6021

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